Exhibit 99.1

ENSERVCO Reports Fourth Quarter and Year End Financial Results

●	Company generates solid cash flows and EBITDA in 2015 despite lower revenue due to industry downturn, El Nino warming effect and decline in propane sales

●	Comprehensive expense reductions help Company sustain gross margin levels at 26% in 2015 vs. 27% in 2014

●	Company uses portion of $12.1 million in cash flows from operations to pay down debt by $8.2 million in 2015

●	Strong balance sheet, new service offerings, modern fleet and broad geographic footprint position Company to seize opportunities when commodity prices rebound

DENVER, CO – March 31, 2016 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its fourth quarter and full year ended December 31, 2015.

“Despite the perfect storm of reduced oilfield service activity due to declining oil prices throughout 2015, the warming impact of one of the most powerful El Nino conditions on record and lower propane prices, ENSERVCO continued to outperform many of its peers by generating positive EBITDA and solid cash flow for the year,” said Rick Kasch, chairman and CEO. “Although full-year revenue declined 31% due to reduced drilling, completion and maintenance activity along with the record warm temperatures during our first and fourth quarters – historically our most productive quarters in terms of revenue and profitability – we reported adjusted EBITDA of $6.3 million and generated $12.1 million in cash from operations for the year. Nevertheless, the reduced activity and warm weather we experienced in the fourth quarter have continued into the first quarter of 2016 and we expect revenue and profitability to reflect that.

“Our balance sheet remains in very good shape as evidenced by our current ratio of 2.9:1 and long-term debt to equity ratio of only 1.2:1. We paid down nearly $8.2 million of long-term debt during the year after making payments of $4.5 million to complete the remaining portion of our 2014 fleet expansion” Kasch added. “In light of the short-term weather impact and decreased activity, our lender, PNC Bank, has agreed to modify our loan covenants so that we can continue taking advantage of our facility to fund growth initiatives and ongoing operations. Details on those modifications are contained in our Form 10K which was filed yesterday.

“Throughout 2015 we worked hard to manage our cost structure and size the company appropriately for the current level of business activity. We have implemented headcount and pay reductions at both the corporate and field levels. We have reduced general and administrative expense year over year and our increase in total operating expenses was entirely attributable to higher non-cash depreciation expense associated with our fleet expansion in 2014. We have also focused intensively on developing new revenue streams via M&A activity and by redeploying assets and personnel to our more active basins, such as the Eagle Ford in Texas where soon we will have relocated 23 hot oilers since targeting the area for expansion early last year.

“We are particularly excited about prospects for the HydroFLOW® (HF) system, a product line we acquired exclusive marketing rights to in the first quarter of 2016,” Kasch added. “HF uses patented electrical induction technology to remove bacteria from frac and recycled water, eliminating down-hole scaling and corrosion. A lower cost, ‘green’ alternative to traditional chemical treatment, HF can achieve a 95% bacteria kill rate. Our first field trial of the effectiveness of HF on treatment of water flowing into injection wells begins in the next couple of weeks with a mid-size E&P and we expect to have results of that trial in 45 to 60 days. We are optimistic that HydroFLOW can become a significant contributor to ENSERVCO’s revenue mix over the long term.”

Full-Year Results

Total revenue in 2015 decreased $17.8 million, or 31%, from the prior year to $38.8 million. Approximately $5.9 million of that decrease was attributable to the year-over-year decline in propane revenue in the first quarter of 2015, which was due to lower propane prices and a decrease in volume sold due to customers either taking advantage of the Company’s cost-saving bi-fuel system or providing their own fuel source. The balance of the revenue decline was due to reduced drilling, completion and maintenance activity, price concessions, El Nino-related warm weather – particularly in the DJ Basin and Marcellus Shale – and the Company’s de-emphasis on lower margin water hauling.

By service line, the $17.8 million decline in total revenue included a $13.1 million, or 42%, decline in frac water heating; a $2.2 million, or 24%, decline in water hauling; and a $2.5 million, or 15%, decline in the Company’s well maintenance services of hot oiling and acidizing. During 2015 many of the Company’s customers postponed well maintenance work and some increased their inventories of wells drilled but not completed – all work that the Company hopes to capture when commodity prices recover.

Gross profit for the year declined to $10.0 million from $15.3 million in 2014. The decline was attributable to lower revenue from higher margin frac water heating services due to unseasonably warm weather, reduced capital spending by the Company’s customers, price concessions and lower profit on propane sales. The decline in gross profit was mitigated by cost reduction efforts and lower fuel prices in 2015 as evidenced by gross margins remaining relatively constant at 26% versus 27% a year ago.

Total operating expenses in 2015 increased 27% to $10.6 million from $8.4 million a year ago. This increase was attributable to a $2.4 million year over year increase in depreciation and amortization expense related to fleet expansion in 2014, partially offset by a decline in G&A and patent litigation expenses.

The Company reported a net loss for 2015 of $1.3 million, or $0.03 per diluted share, versus net income of $4.0 million, or $0.10 per diluted share, a year ago. The impact of additional depreciation costs on EPS was $0.04 for the year.

Adjusted EBITDA for the year was $6.3 million versus $11.5 million a year ago due primarily to the $5.3 million decline in gross profit.

ENSERVCO generated $12.1 million in cash from operations in 2015, up 95% from $6.2 million in the prior year. This cash was used to pay down the Company’s senior credit facility with PNC bank to $20.7 million at year-end, giving the Company a long-term debt to equity ratio to 1.2:1 as compared to 1.7:1 at 2014 year-end. The Company closed the year with working capital of $6.5 million and a current ratio of 2.9:1.

Fourth Quarter Results

Total fourth quarter revenue declined 53% to $8.6 million from $18.3 million in the same quarter last year. The decline was attributable to reduced E&P spending, warm weather and continued de-emphasis of lower margin water hauling.

By service line, the $9.7 million decline in total revenue included a $7.2 million, or 64%, decline in frac water heating; a $1.0 million, or 40%, decline in water hauling; and a $1.5 million, or 32%, decline in the Company’s well maintenance services of hot oiling and acidizing.

Gross profit in the fourth quarter was $2.0 million versus a gross profit of $6.2 million in the same quarter last year. During the quarter the Company was successful in reducing variable costs. However, due to the level of fixed costs that could not be reduced, the Company’s gross margin declined to 23% from 34% year over year.

Total operating expenses in the fourth quarter increased 9%, or $229,000, to $2.7 million from $2.5 million in the same quarter last year. This increase reflected a 38% increase ($427,000) in depreciation and amortization expense due to the larger fleet size and a 14% increase ($141,000) in general and administrative expense due to higher stock based compensation expense, partially offset by a $339,000 decline in patent litigation costs.

The Company reported a net loss of $890,000, or $0.02 per diluted share, versus net income of $2.5 million, or $0.07 per diluted share, in the same quarter last year. The impact of additional depreciation expense on EPS was $0.01 in the quarter.

Adjusted EBITDA in the fourth quarter was $1.0 million versus $5.3 million in the same quarter last year.

Conference Call Information

Management will hold a conference call today to discuss these results. The call will begin at 11:00 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through April 7, 2016, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13632184. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days. The webcast also is available at the following link: http://www.investorcalendar.com/IC/CEPage.asp?ID=174876

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas fields and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2015, and subsequently filed documents. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues	$8,626,960	$18,278,289	$38,777,860	$56,563,944

Cost of Revenues	6,624,497	12,049,312	28,808,599	41,257,600

Gross Profit	2,002,463	6,228,977	9,969,261	15,306,344

Operating Expenses
General and administrative expenses	1,144,982	1,003,489	4,260,539	4,393,129
Patent litigation and defense expenses	43,524	382,679	536,582	562,486
Depreciation and amortization	1,540,242	1,113,478	5,792,366	3,402,330
Total operating expenses	2,728,748	2,499,646	10,589,487	8,357,945

Income (Loss) from Operations	(726,285)	3,729,331	(620,226)	6,948,399

Other Income (Expense)
Interest expense	(252,679)	(70,670)	(1,113,544)	(791,159)
Gain (Loss) on sale and disposals of equipment	(7,089)	170,159	(8,160)	179,903
Other income	7,762	5,252	62,655	40,470
Total other (expense) income	(252,006)	104,741	(1,059,049)	(570,786)

Income (Loss) Before Tax Expense	(978,291)	3,834,072	(1,679,275)	6,377,613
Income Tax Benefit (Expense)	88,091	(1,315,241)	418,253	(2,371,872)
Net Income (Loss)	$(890,200)	$2,518,831	$(1,261,022)	$4,005,741

Other Comprehensive Loss	-	2,955	-	(4,070)

Comprehensive Income (Loss)	$(890,200)	$2,521,786	$(1,261,022)	$4,001,671

Earnings (Loss) per Common Share - Basic	$(0.02)	$0.07	$(0.03)	$0.11

Earnings (Loss) per Common Share — Diluted	$(0.02)	$0.07	$(0.03)	$0.10

Basic weighted average number of common shares outstanding	38,116,928	37,036,306	37,835,637	36,529,906
Add: Dilutive shares assuming exercise of options and warrants	-	1,666,632	-	2,469,099
Diluted weighted average number of common shares outstanding	38,116,928	38,702,938	37,835,637	38,999,005

ENSERVCO CORPORATION
Calculation of Adjusted EBITDA

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Adjusted EBITDA*
Net Income (Loss)	$(890,200)	$2,518,831	$(1,261,022)	$4,005,741
Add Back (Deduct)
Interest Expense	252,679	70,670	1,113,544	791,159
Provision for income taxes (benefit) expense	(88,091)	1,315,241	(418,253)	2,371,872
Depreciation and amortization	1,540,242	1,113,478	5,792,366	3,402,330
EBITDA*	814,630	5,018,220	5,226,635	10,571,102
Add Back (Deduct)
Stock-based compensation	175,287	42,385	617,530	562,903
Patent litigation and defense expenses	43,524	382,679	536,582	562,486
Loss (Gain) on sale and disposal of equipment	7,089	(170,159)	8,160	(179,903)
Interest and other income	(7,762)	(5,252)	(62,655)	(40,470)
Adjusted EBITDA*	$1,032,768	$5,267,873	$6,326,252	$11,476,118

ENSERVCO CORPORATION
Condensed Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$804,737	$954,058
Accounts receivable, net	7,037,419	14,679,858
Prepaid expenses and other current assets	1,213,049	1,540,667
Inventories	308,297	390,081
Income tax receivable	222,447	1,776,035
Deferred tax asset	237,411	135,055
Total current assets	9,823,360	19,475,754

Property and equipment, net	36,494,661	37,789,004
Goodwill	301,087	301,087
Other assets	573,030	716,836

TOTAL ASSETS	$47,192,138	$58,282,681

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,039,859	$5,472,163
Current portion of long-term debt	314,263	340,520
Total current liabilities	3,354,122	5,812,683

Long-Term Liabilities
Senior revolving credit facility	20,706,241	28,634,037
Long-term debt, less current portion	590,505	801,968
Deferred income taxes, net	4,654,454	4,992,681
Total long-term liabilities	25,951,200	34,428,686
Total liabilities	29,305,322	40,241,369

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-

Common stock. $.005 par value, 100,000,000 shares authorized, 38,230,729 and 37,159,815 shares issued, respectively; 103,600 shares of treasury stock; and 38,127,129 and 37,056,215 shares outstanding, respectively	190,634	185,282
Additional paid-in capital	13,852,563	12,751,389
Accumulated earnings	3,843,619	5,104,641
Total stockholders' equity	17,886,816	18,041,312

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,192,138	$58,282,681

ENSERVCO CORPORATION
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$(890,200)	$2,518,831	$(1,261,022)	$4,005,741
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	1,540,242	1,113,478	5,792,366	3,402,330
Loss (gain) on sale and disposal of equipment	7,089	(170,159)	8,160	(179,903)
Deferred income taxes	(71,650)	2,720,937	(440,583)	2,785,196
Stock-based compensation	175,289	42,385	617,530	562,903
Stock issued for services	10,380	-	10,380	-
Amortization of debt issuance costs	35,356	27,980	125,404	253,803
Bad debt expense	114,384	4,785	135,434	96,592
Changes in operating assets and liabilities
Accounts receivable	(3,939,194)	(10,979,863)	7,507,005	(3,090,584)
Inventories	16,281	(13,463)	81,784	(75,077)
Prepaid expense and other current assets	74,058	(179,414)	352,618	(417,084)
Income taxes receivable	1,745,285	(1,497,767)	1,553,588	(1,776,035)
Other assets	78,553	(27,542)	93,402	(423,301)
Accounts payable and accrued liabilities	374,155	1,629,435	(2,432,304)	2,359,356
Income taxes payable	-	-	-	(1,278,599)
Net cash (used in) provided from operating activities	(729,972)	(4,810,377)	12,143,762	6,225,338

INVESTING ACTIVITIES
Purchases of property and equipment	(958,627)	(11,195,598)	(4,533,352)	(23,955,603)
Proceeds from sale and disposal of equipment	22,169	320,000	27,169	370,000
Net cash used in by investing activities	(936,458)	(10,875,598)	(4,506,183)	(23,585,603)

FINANCING ACTIVITIES
Net credit facility borrowings (payments)	1,776,825	14,871,036	(7,927,796)	28,634,037
Repayment of long-term debt	(35,158)	(138,025)	(237,720)	(12,619,701)
Payment of debt issuance costs	-	(35,863)	(100,000)	(199,825)
Proceeds from exercise of warrants	-	77,494	77,100	265,298
Proceeds from exercise of options	-	-	198,285	127,987
Excess tax benefits related to exercise of options and warrants	(18,000)	16,956	203,231	238,337
Net cash provided by (used in) financing activities	1,723,667	14,791,598	(7,786,900)	16,446,133

Net Increase (Decrease) in Cash and Cash Equivalents	57,237	(894,377)	(149,321)	(914,132)

Cash and Cash Equivalents, Beginning of Period	747,500	1,848,435	954,058	1,868,190

Cash and Cash Equivalents, End of Period	$804,737	$954,058	$804,737	$954,058

Supplemental cash flow information consists of the following:
Cash paid for interest	$214,748	$40,519	$814,033	$519,050
Cash (refund) paid for taxes	$(1,751,293)	$83,093	$(1,742,057)	$2,412,681

Supplemental Disclosure of Non-cash Investing and Financing Actil ities:
Cashless exercise of stock options and warrants	$-	$-	$2,751	$7,531